                                                                    EXHIBIT 99.1



                 JDN Realty Corporation Earnings Release for the
                 Quarter Ended December 31, 1998

                                                           FOR IMMEDIATE RELEASE

                                                     Contact:  William J. Kerley
                                                         Chief Financial Officer
                                                                  (404) 262-3252

                   JDN REALTY CORPORATION INCREASES FUNDS FROM
              OPERATIONS PER SHARE BY 12.6% FOR THE FOURTH QUARTER

ATLANTA, GA (February 2, 1999) - JDN Realty Corporation (NYSE: JDN) today announced results for the quarter ended December 31, 1998. For the fourth quarter, diluted funds from operations per share increased 12.6% to $0.48 compared with $0.43 for the fourth quarter of 1997. Funds from operations increased 41.9% to $15.7 million compared with funds from operations for the fourth quarter of 1997 of $11.0 million. Income before extraordinary items increased 46.6% to $11.6 million, or $0.32 per share on a diluted basis, compared with income before extraordinary items for the fourth quarter of 1997 of $7.9 million, or $0.31 per share on a diluted basis. Total revenues increased 68.9% to $24.4 million, compared with total revenues of $14.5 million for the fourth quarter of 1997.

For the year ended December 31, 1998, diluted funds from operations per share increased 13.3% to $1.82 compared with $1.61 for the year ended December 31, 1997. Funds from operations increased 50.6% to $56.8 million compared with funds from operations for the year ended December 31, 1997 of $37.7 million. Income before extraordinary items increased 51.8% to $41.3 million, or $1.28 per share on a diluted basis, compared with income before extraordinary items for the comparable period last year of $27.2 million, or $1.16 per share on a diluted basis. Total revenues increased 69.4% to $81.3 million, compared with total revenues of $48.0 million for the comparable period last year.

Commenting on the results, J. Donald Nichols, chairman and chief executive officer, stated, "We have capitalized on the lessons we have learned in more than two decades of developing retail shopping centers, and in 1998, despite a challenging market, we were able to successfully execute our growth strategy. The 1.8 million square feet of company-owned gross leasable area (GLA) that we delivered through our development assignments, and the fact that JDN Realty was in the top 10% for total return of all publicly-traded real estate investment trusts is an endorsement of the success of our strategy. Of note, we have delivered a compounded annualized growth rate in our FFO per share of 13.2% over the last four years. Over this same four-year period, we have produced a compounded annualized total return to our shareholders of 19.0%, the highest among active retail shopping center REITs. We continue our goal of becoming a national real estate developer and in 1998, we delivered development projects to our tenants in eight states and have active projects under construction in 12 states."

Nichols continued, "We celebrated a record number of grand openings this quarter with anchor tenants opening in Nashville, Tennessee, Brandon, Florida, and
Alpharetta, Buford, Lawrenceville and Tucker, Georgia, totaling 939,662 square feet of company-owned GLA representing an investment of approximately $77.5 million. Additionally, we commenced development on four centers during the quarter. Our current development and redevelopment activity includes 36 projects under construction containing 3.2 million square feet of company-owned GLA representing an investment, upon completion, of approximately $319 million."

"Key to the Company's success of delivering our development assignments on-time is our ability to effectively access the capital markets. Last year we were successful in raising approximately $230 million in a combination of common and preferred stock and unsecured debt; importantly, we raised $85 million of equity in the last four months of the year. Going into 1999, we have the financial flexibility necessary to continue to successfully grow our business. We have proven access to the capital markets and over 90% of our properties are unencumbered. As a result, we can choose from a complete menu of capital raising alternatives, including common or preferred equity, unsecured or secured debt, asset dispositions and joint ventures." added Nichols.

In closing, Nichols stated, "We will continue to implement our strategy of developing high-quality, well-anchored retail shopping centers. We believe that opportunities for development will be limited to companies like JDN Realty Corporation, with a successful track record, strong tenant relationships and with proven access to the capital markets."

For the fourth quarter, the Company announced the following leasing and property management information:

 . On a same property basis, annualized base rent per leased square foot increased 1.0% to $7.29 as of December 31, 1998, from $7.22 as of December 31, 1997.
 . On a same property basis, annualized base rent per leased square foot for non-anchor tenants increased 3.2% to $13.22 as of December 31, 1998, from $12.81 as of December 31, 1997.
 . At the end of the quarter the Company's portfolio was 96.4% leased.
 . 25 tenants' leases were renewed at an average increase of 6.3%.
 . 97 tenants incurred contractual rental increases averaging 4.6%.

The Company paid a cash dividend on its common stock of $0.36 per share on December 23, 1998, to shareholders of record on December 11, 1998. The dividend is equivalent to an annualized dividend of $1.44 per share and represents a payout ratio of 73.9% of basic funds from operations for the quarter, compared with 76.8% for the fourth quarter of 1997. In addition, The Company paid a cash dividend on its 9 3/8% Series A Convertible Preferred Stock of $0.586 per share on December 31, 1998, to shareholders of record on December 15, 1998.

JDN Realty Corporation is a real estate company specializing in the development and asset management of retail shopping centers anchored by value-oriented retailers. Headquartered in Atlanta, Georgia, the Company owns and operates directly or indirectly 91 properties, containing approximately 12.1 million square feet of gross leasable area, located in 14 states. The common stock and preferred stock of JDN Realty Corporation is listed on the New York Stock Exchange under the symbol "JDN" and "JDNPrA", respectively.

JDN Realty Corporation considers the portions of the information contained in this release, with respect to the Company's expectation for future periods, to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended. Such statements are, by their nature, subject to certain risks and uncertainties. We caution you that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

 For additional information, visit the Company's home page on the Internet at
                          http://www.irinfo.com/jdn.
                          --------------------------

                              FINANCIAL HIGHLIGHTS
                                   (Unaudited)

(In thousands, except per share data)
                                                                          Three Months Ended December 31,
                                                                        1998           1997       Percent Change
                                                                        ----           ----       --------------
Total revenues ..................................................     $24,439         $14,473          68.9%
Net income attributable to common shareholders ..................     $10,445         $ 7,926          31.8%
Funds from operations ...........................................     $15,650         $11,028          41.9%
Net income attributable to common shareholders per share:
   Basic ........................................................     $  0.32         $  0.31           4.1%
   Diluted ......................................................     $  0.32         $  0.31           4.6%
Funds from operations per share:
   Basic ........................................................     $  0.49         $  0.43          12.1%
   Diluted ......................................................     $  0.48         $  0.43          12.6%
Dividends per share .............................................     $0.3600         $0.3333           8.0%

                                                                          Three Months Ended December 31,
                                                                        1998           1997       Percent Change
                                                                        ----           ----       --------------
Total revenues ..................................................     $81,311         $48,005          69.4%
Income before extraordinary items ...............................     $41,337         $27,233          51.8%
Net income attributable to common shareholders ..................     $39,996         $21,293          87.8%
Funds from operations ...........................................     $56,792         $37,701          50.6%
Income before extraordinary items (net of preferred dividends)
 per share:
   Basic ........................................................     $  1.30         $  1.18          10.3%
   Diluted ......................................................     $  1.28         $  1.16          10.4%
Funds from operations per share:
   Basic ........................................................     $  1.85         $  1.63          13.2%
   Diluted ......................................................     $  1.82         $  1.61          13.3%
Dividends per share .............................................     $1.4133         $1.3167           7.3%


Gross leasable square footage (operating) (1) ...................      12,098           8,327          45.3%
Percent leased (1) ..............................................        96.4%           97.1%         (0.7)%

(1) As of the end of the applicable period.

Note: In the fourth quarter of 1997, the Company adopted Statement of Financial Accounting Standard No. 128 - Earnings Per Share and restated all prior earnings per share to conform to the new requirements. The standard requires the Company to present two measures of earnings per share. Basic earnings per share is based upon the weighted average common shares outstanding for the period, while diluted earnings per share includes the effects of additional shares resulting primarily from stock-based compensation.

A copy of the Company's supplemental materials for the quarter ended December 31, 1998, is available to interested parties upon written request to:

                       Charles Talbert, Investor Relations
                             JDN Realty Corporation
                           359 East Paces Ferry Road,
                                   Suite 400
                             Atlanta, Georgia 30305
                               Fax: (404) 364-6446
                             ctalbert@jdnrealty.com

                             JDN REALTY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                        December 31,    December 31,
                                                                                           1998             1997
                                                                                        ------------    ------------
                                                                                         (Unaudited)
                                                                                              (In thousands)
ASSETS
     Shopping center properties, at cost:
         Land ...................................................................         $153,111          $ 85,837
         Buildings and improvements .............................................          619,963           397,110
         Property under development .............................................           74,192            52,356
                                                                                          --------          --------
                                                                                           847,266           535,303
         Less: accumulated depreciation and amortization ........................          (56,093)          (38,306)
                                                                                          --------          --------
             Shopping center properties, net ....................................          791,173           496,997
     Cash and cash equivalents ..................................................             --              11,439
     Rents receivable ...........................................................            7,158             2,691
     Investments in and advances to unconsolidated entities .....................          151,040            71,221
     Deferred costs, net of amortization ........................................            4,424             4,189
     Other assets ...............................................................           15,127            13,216
                                                                                          --------          --------
                                                                                          $968,922          $599,753
                                                                                          ========          ========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Liabilities
         Unsecured notes payable ...............................................          $234,573          $159,511
         Unsecured lines of credit .............................................           148,519            43,500
         Mortgage notes payable ................................................            42,471            13,591
         Accounts payable and accrued expenses .................................            11,550             6,719
         Other liabilities .....................................................            10,764             4,844
                                                                                          --------          --------
             Total Liabilities .................................................           447,877           228,165

     Third party investors' interest ...........................................             3,000              --

     Shareholders' Equity
         Preferred stock, par value $.01 per share authorized 20,000,000 shares:
             9 3/8% Series A Cumulative Redeemable Preferred Stock, liquidation preference $25 per share, issued and outstanding 2,000,000 and -0-
             shares in 1998 and 1997, respectively .............................                20              --
         Common stock, par value $.01 per share - authorized 150,000,000 shares, issued and outstanding 32,704,408 and 27,745,798 shares in 1998 and
             1997, respectively ................................................               327               277
         Paid-in capital .......................................................           524,787           378,400
         Accumulated deficit ...................................................            (7,089)           (7,089)
                                                                                          --------          --------
             Total Shareholders' Equity ........................................           518,045           371,588
                                                                                          --------          --------
                                                                                          $968,922          $599,753
                                                                                          ========          ========

                             JDN REALTY CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                                                               Three Months Ended December 31,
                                                                                  1998                 1997
                                                                                --------             --------
                                                                                        (In thousands)
Revenues:
     Minimum and percentage rents.......................................        $ 20,601             $ 13,043
     Recoveries from tenants............................................           3,816                1,401
     Other revenue......................................................              22                   29
                                                                                --------             --------
         Total revenues.................................................          24,439               14,473

Operating expenses:
     Operating and maintenance..........................................           2,046                  938
     Real estate taxes..................................................           2,274                  865
     General and administrative.........................................           1,796                1,322
     Depreciation and amortization......................................           4,996                3,005
                                                                                --------             --------
         Total operating expenses.......................................          11,112                6,130
                                                                                --------             --------
     Income from operations.............................................          13,327                8,343

Other income (expense):
     Interest expense, net..............................................          (3,026)              (1,559)
     Other income, net..................................................             298                  318
     Equity in net income of unconsolidated entities....................           1,068                  824
                                                                                --------             --------

Income before minority interest in net income
     of consolidated subsidiary.........................................          11,667                7,926
Minority interest in net income of consolidated subsidiary..............             (50)                --
                                                                                --------             --------
         Net Income.....................................................          11,617                7,926
         Dividends to preferred shareholders............................          (1,172)                --
                                                                                --------             --------
         Net income attributable to common shareholders.................        $ 10,445             $  7,926
                                                                                ========             ========

Net Income attributable to common shareholders per common share:
     Basic..............................................................        $   0.32             $   0.31
                                                                                ========             ========
     Diluted............................................................        $   0.32             $   0.31
                                                                                ========             ========

                            JDN REALTY CORPORATION
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)

                                                                                                  Year Ended December 31,
                                                                                               1998                      1997
                                                                                              -------                   -------
                                                                                                       (In thousands)
Revenues:
     Minimum and percentage rents.....................................................        $71,191                   $43,346
     Recoveries from tenants..........................................................         10,003                     4,512
     Other revenue....................................................................            117                       147
                                                                                              -------                   -------
         Total revenues...............................................................         81,311                    48,005

Operating expenses:
     Operating and maintenance........................................................          6,439                     3,201
     Real estate taxes................................................................          5,316                     2,540
     General and administrative.......................................................          7,105                     4,265
     Depreciation and amortization....................................................         16,824                    10,130
                                                                                              -------                   -------
         Total operating expenses.....................................................         35,684                    20,136
                                                                                              -------                   -------
     Income from operations...........................................................         45,627                    27,869

Other income (expense):
     Interest expense, net............................................................         (9,454)                   (4,856)
     Other income, net................................................................            945                     1,205
     Equity in net income of unconsolidated entities..................................          4,036                     3,367
                                                                                              -------                   -------
Income before minority interest in net income
     of consolidated subsidiary.......................................................         41,154                    27,585
Minority interest in net income of consolidated subsidiary............................           (196)                     --
                                                                                              -------                   -------

Income before net gain (loss) on real estate
     sales, extraordinary items.......................................................         40,958                    27,585
Net gain (loss) on real estate sales..................................................            379                      (352)
                                                                                              -------                   -------
Income before extraordinary items.....................................................         41,337                    27,233
Extraordinary items...................................................................           --                      (5,940)
                                                                                              -------                   -------
         Net Income...................................................................         41,337                    21,293
         Dividends to preferred shareholders..........................................         (1,341)                     --
                                                                                              -------                   -------
         Net income attributable to common shareholders...............................        $39,996                   $21,293
                                                                                              =======                   =======

Income per common share - basic:
     Income before extraordinary items (net of preferred dividends)...................        $  1.30                   $  1.18
     Extraordinary items..............................................................           --                       (0.26)
                                                                                              -------                   -------
     Net income attributable to common shareholders...................................        $  1.30                   $  0.92
                                                                                              =======                   =======

Income per common share - diluted:
     Income before extraordinary items (net of preferred dividends)...................        $  1.28                   $  1.16
     Extraordinary items..............................................................           --                       (0.25)
                                                                                              -------                   -------
     Net income attributable to common shareholders...................................        $  1.28                   $  0.91
                                                                                              =======                   =======

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